CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registrations Statements listed below of our report dated September 11, 1996, with respect to the financial statements of The ImagiNation Network, Inc., included in America Online Inc.'s Form 8-KA dated October 21, 1996, filed with the Securities and Exchange Commission.

Form S-3

1)   No. 333-13279

Form S-8

1) No. 33-46607         8)  No. 33-91050
2) No. 33-48447         9)  No. 33-94000
3) No. 33-78066        10)  No. 33-94004
4) No. 33-86392        11)  No. 333-00416
5) No. 33-86394        12)  No. 333-02460
6) No. 33-86396        13)  No. 333-07163
7) No. 33-90174        14)  No. 333-07603




                              ERNST & YOUNG LLP
Palo Alto, California
October 21, 1996